UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 15, 2004

                            SILVERADO FINANCIAL INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)



        Nevada                       000-31079                   77-0140428
--------------------------------------------------------------------------------
State or other jurisdiction         Commission                  IRS Employer
Of incorporation                    File Number            Identification Number


            1475 South Bascom Avenue, Suite 210, Campbell, CA. 95008
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number including area code: (408) 371-2301

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On March 15, 2004, the Company's principal accountant, James C. Marshall, CPA, P.C. of Scottsdale, Arizona resigned. The board of directors of the Company accepted the resignation of James C. Marshall, CPA, P.C.

The audit reports on the Company's financial statements for the years ended December 31, 2002 and 2001 were modified to reflect an uncertainty as to the Company's ability to continue as a going concern. For the last two fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Marshall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Marshall would have caused Marshall to make reference to the matter in their reports

On March 16, 2003, the Company engaged Epstein, Weber & Conover, P.L.C., Certified Public Accountants of Scottsdale, Arizona as its new Certifying Accountant. The Company did not have any consulting arrangements with Epstein, Weber & Conover, P.L.C., Certified Public Accountants prior to their appointment.

ITEM 7: EXHIBITS

     16.1 Letter from James C. Marshall, P.C. dated April 7, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:    April 7, 2004

                                  SILVERADO FINANCIAL INC.

                                  By  /s/ John Hartman
                                      -----------------------------------------
                                          John Hartman, Chief Executive Officer